Exhibit 99.2 - Form 4 Joint Filer Information
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         Name:  S.A.C. Capital Advisors, LLC

         Address:  72 Cummings Point Road, Stamford CT 06902

         Designated Filer:  S.A.C. Capital Associates, LLC

         Issuer & Ticker Symbol:  USA Technologies, Inc.  ("USAT")

         Date of Event Requiring Statement:  December 30, 2008



         Name:  S.A.C. Capital Management, LLC

         Address:  540 Madison Avenue, New York NY      10022

         Designated Filer:  S.A.C. Capital Associates, LLC

         Issuer & Ticker Symbol:  USA Technologies, Inc.  ("USAT")

         Date of Event Requiring Statement:  December 30, 2008



         Name:  Steven A. Cohen

         Address:  72 Cummings Point Road, Stamford CT 06902

         Designated Filer:  S.A.C. Capital Associates, LLC

         Issuer & Ticker Symbol:  USA Technologies, Inc.  ("USAT")

         Date of Event Requiring Statement:  December 30, 2008